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                                                                    EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K\A, into the Company's previously filed Form S-8 Registration Statement File No. 333-75351, Form S-8 Registration Statement File No. 333-34999, Form S-8 Registration Statement File No. 333-83225, Form S-8 Registration Statement File No. 333-95569 and Form S-3 Registration Statement File No. 333-31046.



                                                             ARTHUR ANDERSEN LLP


Dallas, Texas
July 28, 2000